Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We have issued our report dated March 9, 2001, accompanying the consolidated financial statements of ZAP (formerly Zapworld.com) and subsidiaries appearing in the 2000 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


         /s/ GRANT THORNTON LLP
         -----------------------------
             GRANT THORNTON LLP
             San Francisco, California
             January 25, 2002


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